Exhibit 99.1

CLS Holdings USA, Inc Announces Key Addition to Its Management Team

Andrew J Glashow Appointed President and COO

LAS VEGAS, NV, March 5, 2019

CLS Holdings USA Inc. (OTCQB:CLSH) (CSE:CLSH.U) “CLS”, a diversified cannabis company operating as Cannabis Life Sciences, is pleased to announce Andrew J. Glashow has agreed to become President and COO.

Jeff Binder, Chairman and CEO of CLS HOLDINGS USA, Inc stated “This is a terrific day for CLS and its shareholders. Andrew has been part of the CLS team for the past 2 years. He has served as an advisor, capital markets consultant and board member of CLS and has had a direct hand in many of the company’s initiatives during this time. 2019 is a big year for CLS with plans to expand our Las Vegas footprint and enter the rapidly growing Massachusetts market. I could not envision a better person to spearhead our multi-state strategy and I am personally grateful for everything he has done for this company to date”.

“What an awesome time to be part of the rapidly growing cannabis industry. I have spent the last 90 days in Las Vegas spearheading a number of initiatives to improve our operating results and working with an exceptional group of hard-working men and women who make up the team”.

“We have made great progress in Las Vegas and look forward to displaying our newly remodeled store and signage, scheduled for completion in March. Additionally we will begin construction of our North Las Vegas grow in April and the rollout of our first production lab utilizing our proprietary, patented conversion and extraction technology. Both of these initiatives are scheduled for completion in Q3 and Q4 of this calendar year”.

About Mr. Glashow

Mr. Glashow has twenty- five years of experience in the capital markets and in all phases of business start-up and growth, including feasibility studies, business plans, equity and debt funding, private placements, reverse mergers and IPOs. Mr. Glashow has served as CEO and President of multiple companies which he helped capitalize. He is a graduate of the University of New Hampshire's Whitemore School of Business and Economics.

About CLS Holdings USA, Inc.

CLS Holdings USA, Inc. (CLSH) is a diversified cannabis company that acts as an integrated cannabis producer and retailer through its Oasis Cannabis subsidiaries in Nevada, and plans to expand to other states.

CLS stands for "Cannabis Life Sciences," in recognition of the Company's patented proprietary method of extracting various cannabinoids from the marijuana plant and converting them into products with a higher level of quality and consistency. The Company's business model includes licensing operations, processing operations, processing facilities, sale of products, brand creation and consulting services.

http://www.clsholdingsinc.com
Twitter: @CLSHusa

About Oasis Cannabis

Oasis Cannabis has operated a cannabis dispensary in the Las Vegas market since dispensaries first opened in Nevada in 2015 and has been recognized as one of the top marijuana retailers in the state. Its location within walking distance to the Las Vegas Strip and Downtown Las Vegas in combination with its delivery service to residents allows it to efficiently serve both locals and tourists in the Las Vegas area. In February 2019, it was named “Best Dispensary for Pot Pros” by Desert Companion Magazine.

In August 2017, the company commenced wholesale offerings of cannabis in Nevada with the launch of its City Trees brand of cannabis concentrates and cannabis-infused products.

http://oasiscannabis.com

About City Trees

Founded in 2017, City Trees is a Nevada based cannabis cultivation, production and distribution company. Offering a wide variety of products with consistent results, City Trees is one the fastest growing wholesale companies in the industry. Its products are now available at 33 dispensaries.

https://citytrees.com

Forward Looking Statements

This press release contains certain “forward-looking information” within the meaning of applicable Canadian securities legislation and “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (collectively, the “forward-looking statements”). These statements relate to anticipated future events, future results of operations or future financial performance, and anticipated growth, including the timing of anticipated construction and implementation of our expansion plan.. In some cases, you can identify forward-looking statements by terminology such as "may," "might," "will," "should," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. We cannot guarantee future results, levels of activity or performance and we cannot guaranty that the proposed transactions described in this press release will occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered together with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. See CLS Holdings USA filings with the SEC and on its SEDAR profile at www.sedar.com for additional details.

Contact Information
Corporate:
Chairman and CEO
Jeff Binder
jeff@clsholdingsinc.com
888-438-9132

Investors:
Adelaide Capital Markets
Jackie Kelly
Jackie@adelaidecapital.ca
416-301-2949